Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Myseum, Inc. of our report dated March 28, 2025 on the consolidated financial statements of Myseum, Inc. and Subsidiaries and Consolidated Entities as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

November 12, 2025